Exhibit 10.1

PERFICIENT, INC.

OMNIBUS INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purpose		1

2.	Definitions		1
	(a)	Annual Incentive Award	1
	(b)	Annual Incentive Award Performance Period	1
	(c)	Award	1
	(d)	Board	1
	(e)	Business Day	1
	(f)	Cause	1
	(g)	Change of Control	2
	(h)	Code	2
	(i)	Committee	2
	(j)	Covered Employee	2
	(k)	Discretionary Award	3
	(l)	Effective Date	3
	(m)	Eligible Person	3
	(n)	Exchange Act	3
	(o)	Fair Market Value	3
	(p)	Good Reason	3
	(q)	Listing Requirement	4
	(r)	Participant	4
	(s)	Performance Award	4
	(t)	Qualified Member	4
	(u)	Rule 16b-3	4
	(v)	Securities Act	4
	(w)	Stock	4
	(x)	Stock Incentive Plan	4
	(y)	Subsidiary	4

3.	Administration		4
	(a)	Authority of the Committee	4
	(b)	Manner of Exercise of Committee Authority	5
	(c)	Limitation of Liability	6

4.	Eligibility; Per Person Award Limitations		6

5.	Awards		7
	(a)	Grant of Awards Performance Conditions	7
	(b)	Performance Goals Applicable to Awards	7
	(c)	Performance Awards	8
	(d)	Annual Incentive Awards	10
	(e)	Discretionary Awards	11
	(f)	Written Determinations and Certification	12

(i)

	(g)	Status of Awards under Section 162(m) of the Code	12
	(h)	Adjustments for Material Changes	12

6.	General Provisions		13
	(a)	Taxes	13
	(b)	Changes to this Plan and Awards	13
	(c)	Limitation on Rights Conferred Under Plan	13
	(d)	Unfunded Status of Awards	14
	(e)	Nonexclusivity of this Plan	14
	(f)	Fractional Shares	14
	(g)	Severability	14
	(h)	Governing Law	14
	(i)	Conditions to Delivery of Stock	14
	(j)	Plan Effective Date and Stockholder Approval	15

(ii)

PERFICIENT, INC.

OMNIBUS INCENTIVE PLAN

1.   Purpose.  The purpose of the Perficient, Inc. Omnibus Incentive Plan (the “Plan”) is to provide a means through which Perficient, Inc., a Delaware corporation (the “Company”), may attract and retain able persons as employees of the Company and provide such employees with incentive and reward opportunities designed to enhance the profitable growth of the Company and benefit the stockholders of the Company.  Accordingly, this Plan provides for granting Performance Awards and Annual Incentive Awards, as described below, as is best suited to the circumstances of the particular individual and the needs of the Company as provided herein.

2.   Definitions.  For purposes of this Plan, the following terms will be defined as set forth below, in addition to such terms defined in Section 1 of this Plan:

(a)           “Annual Incentive Award” means a conditional right granted to a Participant under Section 5(d) of this Plan to receive (after the end of a specified fiscal year or other twelve (12) month period specified by the Committee) a cash payment, Stock or other property determined by the Committee, based upon performance criteria specified by the Committee.

(b)           “Annual Incentive Award Performance Period” means (i) each fiscal year of the Company or other twelve (12) month period identified by the Committee as being a performance measurement period with respect to one or more Annual Incentive Awards or (ii) any other period ending at such other date as may be required or permitted in the case of Annual Incentive Awards intended to be “performance-based compensation” under section 162(m) of the Code.

(c)           “Award” means any Annual Incentive Award, Performance Award or a Discretionary Award, granted to a Participant under this Plan.

(d)           “Board” means the Company’s Board of Directors.

(e)           “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(f)            “Cause” means “cause” as defined in the employment agreement between the Company and a Participant, if any, or in the absence of such an agreement or such a definition, “Cause” means:

(i)             the repeated or willful failure of a Participant to substantially perform his duties hereunder (other than any such failure due to physical or mental illness) that has not been cured reasonably promptly after a written demand for substantial performance is delivered to Participant by the chief executive officer of the Company (“CEO”), which demand identifies the manner in which the CEO believes that Participant has not substantially performed his duties hereunder;

(ii)            conviction of, or entering a plea of guilty or nolo contendere to a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony;

(iii)           Participant’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company; or

(iv)           the material breach by Participant of any written covenant or agreement with the Company, including, but not limited to, an agreement not to disclose any information pertaining to the Company or not to compete with the Company.

(g)           “Change of Control” means the occurrence of any of the following events:

(i)            a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)            any stockholder-approved transfer or other disposition of all or substantially all of the Company’s assets; or

(iii)           the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board recommend such stockholders to accept.

(h)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)            “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee will consist solely of two or more directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code and, to the extent required by any applicable Listing Requirement, an “independent” director.

(j)            “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 5(g) of this Plan.

(k)           “Discretionary Award” means a conditional right granted to a Participant under Section 5(e) of this Plan to receive a cash payment, Stock or other property determined by the Committee, based upon criteria specified by the Committee.

(l)            “Effective Date” means January 1, 2007.

(m)          “Eligible Person” means all officers and employees of the Company or of any Subsidiary.  An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(o)           “Fair Market Value” means with respect to a share of Stock, as of any date:

(i)             If the Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

(ii)            If the Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)           If shares of Stock are not traded on the Nasdaq National Market as provided in subparagraph (i) or listed or admitted to unlisted trading privileges as provided in subparagraph (ii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee which determination shall be conclusive for all purposes.

(p)           “Good Reason” means “good reason” as defined in the employment agreement between the Company and a Participant, if any, or in the absence of such an agreement or such a definition, “Good Reason” means:

(i)            A reduction in the Participant’s salary during a twelve (12)-month month period of ten percent (10%) or more and no corresponding reduction is made in the salaries of other employees having comparable roles and responsibilities with the Company;

(ii)            a relocation of the Participant’s primary office to a location outside the 50 mile radius surrounding Participant’s then present location; or

(iii)           a relocation of the Participant’s primary office to a location outside a radius surrounding Participant’s then present location that is more than twenty (20) miles but less than fifty (50) miles and the Company does not permit the Participant to perform his duties for the Company from the Participant’s residence.

(q)           “Listing Requirement” means the applicable requirements of any listing agreement pursuant to which the securities of the Company are listed and registered or admitted to unlisted trading privileges on a securities exchange or consolidated transaction reporting system.

(r)            “Participant” means a person who has been granted an Award under this Plan that remains outstanding.

(s)           “Performance Award” means a conditional right granted to a Participant under Section 5(c) of this Plan to receive (after the end of a specified fiscal year or other period specified by the Committee) a cash payment, Stock or other property determined by the Committee, based upon performance criteria specified by the Committee.

(t)            “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code and, to the extent required by any applicable Listing Requirement, an “independent” director.

(u)           “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect.

(v)           “Securities Act” means the Securities Act of 1933, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(w)          “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock.

(x)           “Stock Incentive Plan” means the Company’s 1999 Stock Option/Stock Issuance Plan.

(y)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   Administration.

(a)           Authority of the Committee.  This Plan will be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” will be deemed to include references to the “Board.”  Unless required by applicable law, nothing contained herein will be deemed to authorize or require the Committee to violate (by action or inaction) any Listing Requirement.  Subject to the express provisions of this Plan, Rule 16b-3, and all applicable Listing Requirements, the Committee will have the authority, in its sole and absolute discretion, to:

(i)             adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan;

(ii)            determine the Eligible Persons to whom, and the time or times at which, Awards will be granted;

(iii)           determine the amount of cash, the number of shares of Stock, the amount of other property or any combination thereof, that will be the subject of each Award;

(iv)           determine the terms and conditions of each Award (which need not be identical) and communicate or cause to be communicated such terms and conditions to the Eligible Person;

(v)            make determinations of the Fair Market Value of the Stock pursuant to this Plan;

(vi)           delegate its duties under this Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code;

(vii)          subject to ratification by the Board, terminate, modify, or amend this Plan; and

(viii)         make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

Subject to Rule 16b-3, section 162(m) of the Code and applicable Listing Requirements, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry this Plan into effect, and the Committee will be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 3(a) will be final and conclusive.

(b)           Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee (i) relating to an Award granted or to be granted to a Participant who is then either (A) subject to section 16 of the Exchange Act in respect of the Company or (B) an “executive officer” within the meaning of applicable Listing Requirements, or (ii) relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either:

(i)             by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or

(ii)            by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from discussion or approval of such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.

Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), will be the action of the Committee for purposes of this Plan.  Any action of the Committee will be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, will not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee will determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, will not violate any applicable Listing Requirement and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.  The Committee may appoint agents to assist it in administering this Plan.

(c)           Limitation of Liability.  The Committee and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee will not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and will, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.   Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Eligible Persons.  The maximum amount of compensation that can be paid pursuant to the Plan with respect to any twelve (12) month period specified by the Committee to a Covered Employee is two million dollars ($2,000,000).  In the case of Performance Awards which are based on a period in excess of twelve (12) months, or Discretionary Awards that are based on a period in excess of twelve (12) months, this annual limit will be multiplied by the number of years, or portions thereof in the performance or award period (e.g., if the performance period is 24 months, the limit will be four million dollars ($4,000,000).  In the event that Awards granted under this Plan are settled in Stock, the per person Award limit set forth in this Section 4 will be determined based on the Fair Market Value of such Stock on the date the Award is settled in Stock or on the first trading date that is not within the “black-out period” prescribed by the Company’s Insider Trading Policy following the date the Award is settled in Stock, as specified in the Award agreement.  Any Stock paid in settlement of an award will be issued under the Stock Incentive Plan and will count against maximum share limit provided under section 1.5(b) of the Stock Incentive Plan and be subject to all of the terms and conditions of the Stock Incentive Plan.

5.   Awards.

(a)           Grant of Awards Performance Conditions.  The right of a Participant to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  Such performance conditions need not be uniform.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 5(c) and 5(d) of this Plan in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.  Performance Awards will be based on the period specified by the Committee, as described in Section 5(c)(i).  Annual Incentive Awards will be based on the Company’s fiscal year or other twelve (12) month period specified by the Committee, as described in Section 5(d)(i).  In addition, the Committee can also grant awards not subject to performance conditions (i.e., Discretionary Awards) as it deems appropriate.

(b)           Performance Goals Applicable to Awards.

(i)             Performance Goals Generally.  The performance goals for Performance Awards and Annual Incentive Awards will consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5(b).  In addition, Discretionary Awards may be subject to business or individual performance criteria as the Committee may specify.  Performance goals will be objective and will otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals that are “substantially uncertain.”  The Committee may determine that such Performance Awards, Annual Incentive Awards and/or Discretionary Awards will be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant and/or settlement of such Performance Awards, Annual Incentive Awards or Discretionary Awards.  Performance goals may differ for Performance Awards, Annual Incentive Awards and/or Discretionary Awards granted to any one Participant or to different Participants.  In addition, the Committee may make Discretionary Awards that are not subject to any business or individual performance criteria.

(ii)            Business and Individual Performance Criteria.

(A)           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), will be used by the Committee in establishing performance goals for such Performance Awards and Annual Incentive

Awards and may be used by the Committee in establishing performance goals for Discretionary Awards:  (a) earnings per share (including cash earnings per share and GAAP earnings per share); (b) revenues; (c) increase in revenues; (d) increase in cash flow; (e) increase in cash flow return; (f) return on net assets; (g) return on assets; (h)  return on investment; (i) return on capital; (j) return on equity; (k) economic value added; (l) operating margin; (m) contribution margin; (n) net income before taxes; (o) net income after taxes; (p) net income per share; (q) pretax earnings; (r) pretax earnings before interest depreciation and amortization; (s) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (t) operating income; (u) total stockholder return; (v) debt reduction; (w) stock price; (x) market share; and (y) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

(B)           Individual Performance Criteria.  The grant and/or settlement of Performance Awards, Annual Incentive Awards and/or Discretionary Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with section 162(m) of the Code or any applicable Listing Requirement, such criteria will be approved by the stockholders of the Company.

(c)           Performance Awards.  Performance Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is likely to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant and/or settlement of such Performance Award may be made contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5(c).

(i)           Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards will be measured over a performance period of up to five (5) years, as specified by the Committee.  Performance goals will be established not later than the earlier of (i) ninety (90) days after the beginning of any performance period, (ii) the expiration of twenty five percent (25%) of the performance period applicable to such Performance Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(ii)           Performance Award Pool.  The Committee may establish a Performance Award pool, which will be an unfunded pool, for purposes of compensating Eligible Persons who are entitled to the payment of Performance Awards.  The amount of such Performance Award pool will be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 5(b)(ii) of this Plan during the given performance period, as specified by the Committee in accordance with Section 5(c)(i) of this Plan.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such criteria.

(iii)           Calculation of Performance Awards.  Not later than ninety (90) days following the expiration of each performance period, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee will calculate the amounts payable to each Participant granted a Performance Award with respect that performance period, either out of a Performance Award pool established under Section 5(c)(ii) of this Plan or out of an individual Performance Award.  In the case of an individual Performance Award intended to qualify under section 162(m) of the Code, the amount payable will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan in the given performance period, as specified by the Committee; in other cases, such amount will be based on such criteria as will be established by the Committee.  In all cases, the maximum Performance Award of any Participant will be subject to the limitation set forth in Section 4 of this Plan.  In the case of a Performance Award subject to section 162(m) of the Code, the Committee will certify that the applicable performance goals were met prior to the payment of such awards as provided in Section 5(f) of this Plan.

(iv)           Settlement of Performance Awards.  Performance Awards will be settled (i.e. paid) after the end of each performance period and calculation of the amount of Performance Awards pursuant to Section 5(c)(iii) of this Plan (including, to the extent applicable, the certification of such awards pursuant to Section 5(f)).  Settlement of Performance Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement.  Any Stock awarded in settlement of a Performance Award may be subject to a vesting schedule as determined by the Committee and established pursuant to the Stock Incentive Plan.  The Committee may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to the requirements of section 162(m) of the Code.  A Performance Award will be paid to the Participant as soon as administratively feasible following the end of the performance period, the satisfaction of the performance goals and calculation of the compensation payable pursuant to Performance Awards; provided that the Participant is still an employee of the Company or a Subsidiary on the last day of the performance period, except as provided in this Section 5(c)(iv).  No pro rata payment of any Performance Award that is subject to the requirements of section 162(m) of the Code may be made to a Participant who is a Covered Employee except that, as permitted by Treasury Regulation §1.162-27(e)(2)(v) and to the extent provided in the terms of an Award, pro rata payment of any such Performance Award may be made to a Participant who is a Covered Employee in the event of such Participant’s death, disability or a Change of Control.  Further, pro rata payment of a Performance Award may be made, to the extent provided in the terms of an Award, to a Participant who is a Covered Employee in the event of the termination of such Participant without Cause or on account of a resignation for Good Reason.  With respect to those Participants who are not Covered Employees, the Committee may permit the pro rata payment of a Performance Award in its sole and absolute discretion.  In the event that payment of a Performance Award to a Covered Employee, would not be deductible by the Company pursuant to section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to 120% of the long term applicable federal rate compounded annually in the month of such deferral, up to earliest of (i)

 the date at which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

(d)           Annual Incentive Awards.  Annual Incentive Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee is likely to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant and/or settlement of such Annual Incentive Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5(d).

(i)           Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Annual Incentive Awards will be measured over an Annual Incentive Award Performance Period.  Performance goals will be established not later than the earlier of (i) ninety (90) days after the beginning of any Annual Incentive Award Performance Period, (ii) the expiration of twenty five percent (25%) of the Annual Incentive Award Performance Period applicable to such Annual Incentive Awards, or (iii) such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(ii)          Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which will be an unfunded pool, for purposes of compensating Eligible Persons who are entitled to the payment of Annual Incentive Awards.  The amount of such Annual Incentive Award pool will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan during the given performance period, as specified by the Committee in accordance with Section 5(d)(i) of this Plan.  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount that need not bear a strictly mathematical relationship to such business criteria.

(iii)         Calculation of Annual Incentive Awards.  Not later than ninety (90) days following the expiration of each Annual Incentive Award Performance Period, the Committee will calculate the amounts payable to each Participant granted an Annual Incentive Award with respect to that Annual Incentive Award Performance Period, either out of an Annual Incentive Award pool established under Section 5(d)(ii) of this Plan or out of an individual Annual Incentive Award.  In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable will be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5(b)(ii) of this Plan in the given Annual Incentive Award Performance Period, as specified by the Committee; in other cases, such amount will be based on such criteria as will be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant will be subject to the limitation set forth in Section 4 of this Plan.  In the case of an Annual Incentive Award subject to section 162(m) of the Code, the Committee will certify that the applicable performance goals were met prior to the payment of such awards as provided in Section 5(f) of this Plan.

(iv)           Settlement of Annual Incentive Awards.  Annual Incentive Awards will be settled (i.e., paid) after the end of each Annual Incentive Award Performance Period and the calculation of the amount of such Awards pursuant to Section 5(d)(iii) (including, to the extent applicable, the certification of such awards pursuant to Section 5(f)).  Settlement of Annual Incentive Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement.  Any Stock awarded in settlement of an Annual Incentive Award may be subject to a vesting schedule as determined by the Committee.  The Committee may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code.  Annual Incentive Awards will be paid to the Participant as soon as administratively feasible following the end of the Annual Incentive Award Performance Period, the satisfaction of the performance goals and calculation of the compensation payable pursuant to Annual Incentive Awards; provided that the Participant is still an employee of the Company or a Subsidiary on the last day of the Annual Incentive Award Performance Period, except as provided in this Section 5(d)(iv).  No pro rata payment of any Annual Incentive Award that is subject to the requirements of section 162(m) of the Code may be made to a Participant who is a Covered Employee except that, as permitted by Treasury Regulation §1.162-27(e)(2)(v), pro rata payment of any such Annual Incentive Award may be made to any Participant who is a Covered Employee in the event of such Participant’s death, disability or a Change of Control.  Further, pro rata payment of an Annual Incentive Award may be made to a Participant who is a Covered Employee in the event of the termination of such Participant without Cause or on account of a resignation for Good Reason.  With respect to those Participants who are not Covered Employees, the Committee may permit the pro rata payment of Annual Incentive Awards in it sole and absolute discretion.  In the event that payment of Annual Incentive Awards to a Covered Employee, would not be deductible by the Company pursuant to section 162(m) of the Code, then payment of the amount of such Award which is not deductible will automatically be deferred, with interest equivalent to U.S. Treasury Bills, up to earliest of (i) April 30th of the first year in which the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Code or (ii) the date which is six (6) months and one (1) day following the Covered Employee’s termination of employment.

(e)           Discretionary Awards.  Discretionary Awards may be granted to Eligible Persons as determined by the Committee, in its sole and absolute discretion.  Discretionary Awards shall be subject to such terms and conditions as the Committee determines.  Discretionary Awards are not intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code, but such Awards will be subject to the maximum limit on Plan Awards set forth in Section 4.  Further, no Covered Employee will have a right to any Discretionary Award as a substitute for an Annual Incentive Award or Performance Award in the event that the performance targets applicable to such Annual Incentive Award or Performance Award are not met.  In addition, no Discretionary Award will be granted to a Covered Employee in order to increase the amount of Annual Incentive Award or Performance Award that would have been paid had the applicable performance targets been met. Rather, any Discretionary Award granted to a Covered Employee will be independent from any Annual Incentive Award or Performance Award that may have also been granted to such Covered Employee and payment of the Discretionary Award will be conditioned on the terms and conditions of such Discretionary Award. Settlement of Discretionary Awards will be in cash, Stock, or other property, as determined by the Committee and set forth in the Award Agreement.  Any Stock awarded in settlement of a Discretionary Award may be subject to a vesting schedule as determined by the Committee.

(f)           Written Determinations and Certification.  All determinations by the Committee (i) as to the establishment of performance goals or the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 5(c), and (ii) as to the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and as to the achievement of performance goals relating to Annual Incentive Awards under Section 5(d), will be made in writing and otherwise comply with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under section 162(m) of the Code.  The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(g)           Status of Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 5(c) and 5(d) of this Plan granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) will, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of Sections 5(b), (c), (d), (f) and (g), including the definitions of Covered Employee and other terms used therein, will be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder.  However, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein will mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of this Plan as in effect on the date of adoption or any agreements relating to a Performance Award or Annual Incentive Award that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

(h)           Adjustments for Material Changes.  At the time the performance goals are set, such goals will specify the extent to which acquisitions, dispositions and equity financings will modify the determination of whether such performance goals have been met for the applicable performance period.  Further, as and to the extent permitted by section 162(m) of the Code, in the event of b) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or c) any material change in accounting policies or practices affecting the Company and/or the performance goals, then, to the extent any of the foregoing events was not anticipated at the time the performance goals were established, the Committee may make adjustments to the performance goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Award.

6.   General Provisions.

(a)           Taxes.  The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority will include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(b)           Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan will be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or any applicable Listing Requirement, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.  Further, with respect to Stock Awards that are issued under the Stock Incentive Plan, the Committee’s power to make certain amendments to such Stock Awards is limited by the terms of section 5.6 of the Stock Incentive Plan.

(c)           Limitation on Rights Conferred Under Plan.  Neither this Plan nor any action taken hereunder will be construed as:

(i)           giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary;

(ii)           interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time;

(iii)           giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees; or

(iv)           conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(d)           Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for Awards.

(e)           Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code.  Nothing contained in this Plan will be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person will have any claim against the Company or any Subsidiary as a result of any such action.

(f)            Fractional Shares.  No fractional shares of Stock will be issued or delivered pursuant to the Stock Incentive Plan and any Award.  The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(g)           Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of this Plan, but such provision will be fully severable and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act), then those conflicting terms or provisions will be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that this Plan or such Award should not comply with Rule 16b-3).  If any of the terms or provisions of this Plan conflict with the requirements of any applicable Listing Requirement or any applicable law, rule or regulation, then those conflicting terms or provisions will be deemed inoperative to the extent they so conflict.

(h)           Governing Law.  All questions arising with respect to the provisions of this Plan and Awards will be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law.  The obligation of the Company to deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, or delivery of such Stock.

(i)            Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award agreement will require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of delivery of any Stock upon settlement of an Award, the Company may, as a condition precedent to such delivery, require from the

Participant (or in the event of the Participant’s death, from the Participant’s legal representatives, heirs, legatees or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, the holder’s legal representatives, heirs, legatees or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, and any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  No Stock will be deliverable unless and until the holder thereof has performed services for the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock deliverable to such Award.

(j)    Plan Effective Date and Stockholder Approval.  This Plan was adopted by the Committee on January 16, 2007, was amended on April 16, 2007, and became effective as of January 1, 2007 upon approval by the stockholders of the Company at the annual meeting that occurred June 26, 2007.